FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                         1400 Glenarm Place, Suite 300
                             Denver, Colorado 80202











                                                September 12, 1995


Amrion, Inc.
6565 Odell Place
Boulder, Colorado  80301

Re:      Form S-8 Registration Statement - Opinion of Counsel

Gentlemen:

         We are counsel to the Company. This Opinion Letter is provided at your request in connection with the filing of the Company's registration statement on Form S-8 to register certain shares of its common stock, $.0011 par value (the "Common Stock") to be issued upon the exercise of options granted pursuant to the Company's 1994 Non-Qualified Stock Option Plan (the "Plan") and the Individual Non-Qualified Stock Option Agreements between the Company and certain employees, officers and employee directors (the "Non-Qualified Options")(the "Registration Statement"). Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Accord (as defined below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Law of the State of Colorado and federal bankruptcy and securities laws.

         Based upon and subject to the foregoing, we are of the opinion that, subject to payment of the exercise price therefor and compliance with the other provisions of the Plan, the options granted thereunder, and each of the Non-Qualified Options, as the case may be, the Common Stock issuable upon exercise of the options granted under the Plan and the Non-Qualified Options will be duly and validly issued as fully paid and non-assessable shares of Common Stock.


1002C7C9

Amrion, Inc.
September 12, 1995
Page 2

         This Opinion Letter may be relied upon by you only in connection with the Registration Statement and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance a prior written consent.

         In accordance with the foregoing paragraph, we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          Friedlob Sanderson Raskin Paulson &
                                          Tourtillott, LLC